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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-50480) pertaining to the Regeneron Pharmaceuticals, Inc. 1990 Long Term Incentive Plan, the Registration Statements (Form S-8 No. 33-85330, Form S-8 No. 33-97176, Form S-8 No. 333-33891 and Form S-8 No. 333-80663)
pertaining to the Regeneron Pharmaceuticals, Inc. Amended and Restated 1990 Long Term Incentive Plan, and the Registration Statement (Form S-3 No. 333-54326) and related Prospectus of Regeneron Pharmaceuticals, Inc. for the registration of 4,600,000 shares of its common stock of our report dated February 2, 2001, with respect to the financial statements of Amgen-Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Los Angeles, California
February 28, 2001